UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

Amendment No. 1

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2017

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IMMUNE PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-36602	52-1841431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Sylvan Ave, Englewood Cliffs, N.J.	07632
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 464-2677

(Former name or former address, if changed since last report) N/A

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On April 27, 2017, Immune Pharmaceuticals Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Report”) announcing, among other things, the appointment of Elliot Maza as Interim Chief Executive Officer (“Interim CEO”) of the Company, effective as of April 24, 2017. The Initial Report stated that the Company intended to enter into a letter agreement (a “Letter Agreement”) with Mr. Maza regarding his position as Interim CEO, and that upon finalization, the Company would file a copy of the Letter Agreement as an amendment to the Initial Report. This Amendment is being filed solely to report the terms of the Letter Agreement.

The Initial Report is hereby amended and supplemented by adding the following:

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2017, the Company entered into a Letter Agreement with Mr. Maza regarding his position as Interim CEO, effective as of April 24, 2017. Pursuant to the terms and subject to the conditions of the Letter Agreement, Mr. Maza will serve as Interim CEO until the earlier of (i) the date on which a successor CEO is hired and begins employment with the Company, (ii) the date of his termination of employment with the Company, and (ii) December 31, 2017. Mr. Maza will continue to serve as a member of the Company’s Board of Directors (the “Board”), but has resigned from the Audit and Compensation Committees of the Board.

The Letter Agreement provides that Mr. Maza will receive a base salary of $25,000 per month and will be reimbursed for all reasonable business expenses, including travel costs while travelling on Company business. In addition, on May 10, 2017, the Board granted Mr. Maza an option under the Immune Pharmaceuticals Inc. 2015 Equity Incentive Plan (the “Plan”) to purchase 30,000 shares of the Company’s common stock, exercisable at a price of $2.68 per share, which was the closing bid price on the Nasdaq Capital Market on the date of grant. The option grant vested immediately but the options may only be exercised following shareholder approval of a resolution to expand the sublimit of options that may be issued to a director within a single calendar year. The Letter Agreement also includes standard indemnification, confidentiality and non-disparagement provisions.

While Mr. Maza continues to serve on the Board, he will not receive any non-employee director cash retainers or other cash compensation under the Company’s director compensation program for his services as a director; however, he will be entitled to receive the same type of annual equity award for the same number of shares of the Company’s common stock, with the same terms and at the same time, as such annual equity awards Mr. Maza would have been entitled to receive had he continued to serve as one of the Company’s non-employee directors.

A copy of the Letter Agreement is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Letter Agreement between Elliot Maza and Immune Pharmaceuticals Inc., dated May 10, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.

Date: May 16, 2017	By:	/s/ John C. Militello
	Name:	John C. Militello
	Title:	VP of Finance, Controller and Chief Accounting Officer

Exhibit No.	Description

10.1	Letter Agreement between Elliot Maza and Immune Pharmaceuticals Inc., dated May 10, 2017